UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2018 (November 19, 2018)

Vista Outdoor Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36597	47-1016855
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Vista Way Anoka, MN	55303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 447-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Refinancing of Credit Facilities
On November 19, 2018, Vista Outdoor Inc. (“Vista”) completed a refinancing of its existing senior secured credit facilities consisting of a $200 million revolving credit facility and a $400 million term loan A (collectively, the “Existing Credit Facilities”), under that certain Amended and Restated Credit Agreement dated as of April 1, 2016, (as amended by that certain First Amendment, dated as of May 9, 2017, as amended by that certain Second Amendment, dated as of May 14, 2018 and as further amended, modified, extended, restated, replaced, or supplemented prior to the date hereof, the “Existing Credit Agreement”), among Vista, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent, by entering into new credit facilities (collectively, the “New Credit Facilities”) consisting of a (a) $450,000,000 senior secured asset-based revolving credit facility (the “ABL Revolving Credit Facility”), comprised of $20,000,000 in first-in, last-out (“FILO”) revolving credit commitments and $430,000,000 in non-FILO revolving credit commitments, (b) $109,343,000 senior secured asset-based term loan facility (the “Term Loan Facility”) and (c) $40,000,000 junior secured term loan facility (the “Junior Term Loan Facility”).

New Credit Facilities
To effect the refinancing, Vista entered into (a) an Asset-Based Revolving Credit Agreement dated as of November 19, 2018 (the “ABL Credit Agreement”), by and among Vista, the Additional Borrowers from time to time party thereto, the lenders from time to time party thereto, the L/C issuers from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “ABL Agent”), (b) a Term Loan Credit Agreement dated as of November 19, 2018 (the “Term Loan Credit Agreement”), by and among Vista, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Term Loan Agent”), and (c) a Term Loan Credit Agreement dated as of November 19, 2018 (the “Junior Term Loan Credit Agreement”, and together with the ABL Credit Agreement and the Term Loan Credit Agreement, the “Credit Agreements”, and each a “Credit Agreement”), by and among Vista, the lenders from time to time party thereto and GACP Finance Co., LLC, as administrative agent (in such capacity, the “Junior Term Loan Agent”). The Existing Credit Facilities under the Existing Credit Agreement were replaced with the New Credit Facilities. Letters of credit outstanding under the Existing Credit Agreement were either (a) deemed to have been issued under the ABL Credit Agreement or (b) cash collateralized.

The New Credit Facilities each have a scheduled maturity date of November 19, 2023, subject to a customary springing maturity in respect of Vista’s Senior Notes due 2023 (the “Maturity Date”). The (a) loans under the Term Loan Facility are subject to quarterly principal repayments of $4,833,750 on the first business day of each January, April, July and October beginning January 19, 2019, with the remaining balance due on the Maturity Date and (b) FILO commitments under the ABL Revolving Credit Facility are subject to reductions of $1,666,667 on the first business day of each fiscal quarter beginning on April 1, 2019. Any outstanding revolving loans under the ABL Revolving Credit Facility will be payable in full on the Maturity Date. There are no scheduled principal payments under the Junior Term Loan Facility, which will be payable in full on the Maturity Date. In addition, each Credit Agreement provides for mandatory prepayments of loans outstanding under such Credit Agreement under certain circumstances as described therein. Voluntary prepayments are permitted under (a) each of the ABL Revolving Credit Facility and the Term Loan Credit Facility without premium or penalty and (b) the Junior Term Loan Credit Facility, subject to a prepayment premium which varies depending on the date of any such prepayment.

The ABL Credit Agreement permits Vista to utilize up to $75,000,000 of the ABL Revolving Credit Facility for the issuance of letters of credit and up to $60,000,000 for swing line loans.  Vista has the option to increase the amount of the ABL Revolving Credit Facility in an aggregate principal amount not to exceed the sum of (x) $150,000,000 and (y) the amount of any reductions in FILO revolving credit commitments since November 19, 2018 to the extent that any one or more lenders, whether or not currently party to the ABL Credit Agreement, commits to be a lender for such amount.

Borrowings under the ABL Credit Agreement bear interest at a rate equal to, in the case of (a) non-FILO revolving credit loans, either the sum of a base rate plus a margin ranging from 0.75% to 1.25% or the sum of a LIBO rate plus a margin ranging from 1.75% to 2.25% and (b) FILO revolving credit loans, either the sum of a base rate plus a margin ranging from 1.75% to 2.25% or the sum of a LIBO rate plus a margin ranging from 2.75% to 3.25%, in each case, with either such margin varying according to Vista’s Average Excess Availability under the ABL Revolving Credit Facility. The initial margin under the ABL Revolving Credit Facility is, in the case of (a) non-FILO revolving credit loans, 1.25% for base rate loans and 2.25% for LIBO rate loans and (b) FILO revolving credit loans, 2.25% for base rate loans and 3.25% for LIBO rate loans. Vista is also required to pay an unused fee in respect of unused commitments under the ABL Revolving Credit Facility, if any, at a rate of 0.25% per annum. The initial margin under the Term Loan Credit Facility is 2.75% for base rate loans and 3.75% for LIBO rate loans. The applicable rate under the Junior Term Loan Credit Facility is, (a) prior to the date that is five months after November 19, 2018, 7.00% for base rate loans and 8.00% for LIBO rate loans, (b) from and after such date, 8.00% for base rate loans and 9.00% for LIBO rate loans.

The aggregate amount of loans permitted to be made to the Borrowers under the ABL Revolving Credit Facility may not exceed a line cap consisting of the lesser of (a) the aggregate amount of commitments or (b) a borrowing base consisting of the sum of specified percentages of eligible receivables, eligible inventory, the lesser of (i) certain unrestricted cash and (ii) $60,000,000 and the lesser of (i) the FILO Borrowing Base and (ii) the Maximum FILO Amount, minus certain availability reserves.

Substantially all domestic tangible and intangible assets of Vista and its domestic subsidiaries are pledged as collateral to secure the obligations under each of the Credit Agreements. The holders of loans and other obligations under the ABL Revolving Credit Facility have a first priority security interest in respect of accounts, receivables and cash and cash equivalents (other than any of the foregoing to the extent identified as proceeds of Term Loan Priority Collateral (as hereinafter defined)), deposit accounts, securities accounts, commodities accounts, inventory, intercompany debt owing to Vista or its domestic subsidiaries, certain tax refunds, certain insurance proceeds and certain real property, along with certain related assets (collectively, “ABL Priority Collateral”) and a third priority security interest in the Term Loan Priority Collateral (hereinafter defined). The holders of loans and other obligations under the Term Loan Credit Facility have a first priority security interest in respect of equipment, fixtures, intellectual property, certain investment property, along with certain other assets not constituting ABL Priority Collateral (collectively, “Term Loan Priority Collateral”) and a second priority security interest in the ABL Priority Collateral. The holders of loans and other obligations under the Junior Term Loan Credit Facility have a second priority security interest in the Term Loan Priority Collateral and a third priority security interest in the ABL Priority Collateral.

Each Credit Agreement contains customary covenants limiting the ability of Vista and its subsidiaries to, among other things, pay cash dividends, incur debt or liens, redeem or repurchase Vista stock, enter into transactions with affiliates, make investments, merge or consolidate with others or dispose of assets.  In addition, the ABL Credit Agreement contains financial covenants requiring Vista to (a) maintain Excess Availability under the ABL Revolving Credit Facility of $45,000,000 at all times before all amounts owing under the Term Loan Facility and the Junior Term Loan Facility have been paid in full (the “Term Obligations Payment Date”), (b) maintain a Consolidated Fixed Charge Coverage Ratio of not less than 1.15:1.00 for any fiscal quarter beginning with the fiscal quarter ending on March 31, 2019 and until the fiscal quarter ending immediately prior to or on the Term Obligations Payment Date and (c) maintain a consolidated fixed charge coverage ratio of not less than 1.00:1.00 for any fiscal quarter ending after the Term Obligations Payment Date. The Term Loan Credit Agreement and the Junior Term Loan Credit Agreement each contain financial covenants requiring Vista to (a) maintain Excess Availability under the ABL Revolving Credit Facility of $45,000,000 and (b) maintain a consolidated fixed charge coverage ratio of not less than 1.15:1.00 for any fiscal quarter beginning with the fiscal quarter ending on March 31, 2019. If Vista does not comply with the covenants in any of the Credit Agreements, the lenders may, subject to customary cure rights, require the immediate payment of all amounts outstanding under each of the New Credit Facilities.

The foregoing description of the New Credit Facilities is qualified in its entirety by reference to the actual terms of each Credit Agreement. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the ABL Credit Agreement, the Term Loan Credit Agreement or the Junior Term Loan Credit Agreement, as applicable. A copy of each Credit Agreement is attached hereto as Exhibit 10.1, and is incorporated by reference herein.

Item 1.02.	Termination of a Material Definitive Agreement.
Effective November 19, 2018, Vista repaid in full and terminated the Existing Credit Facilities under the Existing Credit Agreement as more specifically described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 1.02.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     Effective November 19, 2018, Vista entered into each Credit Agreement more specifically described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On November 20, 2018, Vista issued a press release announcing the entry into each Credit Agreement more specifically described in Item 1.01 of this Current Report on Form 8-K, a copy of which is furnished as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1
Asset-Based Revolving Credit Agreement, dated as of November 19, 2018, among Vista Outdoor Inc., the additional borrowers from time to time party thereto, the lenders from time to time party thereto, the L/C issuers from time to time party thereto and Wells Fargo Bank National Association, as administrative agent.

10.2	Term Loan Credit Agreement, dated as of November 19, 2018, among Vista Outdoor Inc., the lenders from time to time party thereto and Wells Fargo Bank National Association, as administrative agent.
10.3	Term Loan Credit Agreement, dated as of November 19, 2018, among Vista Outdoor Inc., the lenders from time to time party thereto and GACP Finance Co., LLC, as administrative agent.
99.1	Press Release of Vista Outdoor Inc. dated November 20, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA OUTDOOR INC.

By:	/s/ Scott D. Chaplin

Name:	Scott D. Chaplin
Title:	Senior Vice President, General Counsel and Secretary

Date: November 19, 2018

EXHIBIT INDEX

Exhibit No.	Description

10.1
Asset-Based Revolving Credit Agreement, dated as of November 19, 2018, among Vista Outdoor Inc., the additional borrowers from time to time party thereto, the lenders from time to time party thereto, the L/C issuers from time to time party thereto and Wells Fargo Bank National Association, as administrative agent.

10.2	Term Loan Credit Agreement, dated as of November 19, 2018, among Vista Outdoor Inc., the lenders from time to time party thereto and Wells Fargo Bank National Association, as administrative agent.
10.3	Term Loan Credit Agreement, dated as of November 19, 2018, among Vista Outdoor Inc., the lenders from time to time party thereto and GACP Finance Co., LLC, as administrative agent.
99.1	Press Release of Vista Outdoor Inc. dated November 20, 2018.